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                                                                   EXHIBIT 10.38

                            FIRST AMENDMENT TO LEASE
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               THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made as of
May 4, 2000, between GAL-BRISBANE, L.P., a California limited partnership ("Landlord") and SNOWBALL.COM, a Delaware corporation ("Tenant"), on the basis of the following facts, understandings and intentions:

         A. Landlord and Tenant previously entered into that certain Lease dated as of November 29, 1999 ("Lease") with respect to three (3) office buildings under construction commonly known as 3280, 3260 and 3240 Bayshore Boulevard, Brisbane, California 94005. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meaning given to such terms in the Lease.

         B. Tenant has submitted to Landlord Preliminary Plans for Building A, Building B and Building C ("Submitted Plans") pursuant to the Work Letter. A copy of the Submitted Plans is attached hereto as Exhibit A.
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         C.    The Submitted Plans contain modifications to the Building Shells for each Building, including the closure of lobby stairwell penetrations in each Building and the creation of new core area penetrations in Building B. The Submitted Plans for Building B also contain a non-standard, unstacked bathroom on the second floor.

         D. Landlord and Tenant agree that Tenant may construct the Tenant Improvements shown on the Submitted Plans on the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.    Approval of Submitted Plans. Subject to the terms and conditions
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of this Amendment, Landlord hereby approves the Submitted Plans pursuant to
Paragraph F(i) of the Work Letter.

         2.    Demolition and Restoration. Upon the expiration or earlier
               --------------------------
termination of the Lease, Tenant (a) shall remove the improvements designated to be removed on the demolition and plans for the Buildings attached hereto as Exhibit B ("Demolition & Restoration Plans"), (b) shall restore and/or provide
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the improvements designated to be restored or provided on the Demolition and
Restoration Plans, and (c) shall not remove the improvements designated to
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remain on the Demolition and Restoration Plans. Tenant shall repair any damage caused by such work. Tenant's obligations under this Paragraph 2 are in addition to and are not in lieu of any other requirements of the Lease governing the return of the Premises upon the expiration or earlier termination of the Lease, including but not limited to Paragraph 16 of the Lease.

         3.    Final Plans. The Submitted Plans constitute preliminary Plans,
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and do not show all of the Tenant Improvements Tenant intends to construct in the Premises. Nothing set forth in this Amendment is intended to limit Landlord's right upon receipt of Final Plans for the Tenant

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Improvements to review and approve the Final Plans, or to designate for removal upon the expiration or earlier termination of the Lease additional Non-General Purpose Office Improvements pursuant to Paragraph F(ii) of the Work Letter.

         4.    Elevators.
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               4.1.   Installation by Tenant. Tenant shall install one elevator
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in each Building as part of Tenant's Work under the Work Letter. The elevators are presently on order from Thyssen Dover and have been approved by Landlord and Tenant. Tenant shall be solely responsible for the cost to purchase, deliver, and install the elevators in the Premises in the locations shown in the Submitted Plans and in accordance with the requirements of the Work Letter, provided that Landlord shall contribute up to a maximum of Two Hundred Ninety-Eight Thousand Dollars ($298,000) ("Elevator Allowance") towards such costs and no others.

               4.2    Payment of Elevator Allowance. Landlord shall make monthly
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disbursements to Tenant from the Elevator Allowance; provided that with respect to each disbursement (A) Landlord shall have first received (i) an AIA G702/G703 Application and Certification for Payment with respect to the work completed and for which Tenant is seeking reimbursement, executed by Tenant's Architect and Tenant's Contractor, and (ii) an Unconditional Waiver and Release Upon Progress Payment with respect to the amount requested, in the form prescribed by Section 3262 of the California Civil Code, (B) the work for which a disbursement is requested shall have been substantially completed in accordance with the plans and specifications approved by Landlord, and (C) Tenant shall not be in default of any material terms of the Lease. Each disbursement shall be subject to a ten percent (10%) retention, which retention shall not be disbursed until the following items, in addition to satisfaction of the requirements listed above (other than (A)(ii)), have been received by Landlord: (a) a final operating permit for each elevator issued by the appropriate agency or department of the State of California, and (b) an Unconditional Waiver and Release Upon Final Payment in the form prescribed by Section 3262 of the California Civil Code.

               4.3    Elevator Use. Prior to the time that Tenant's Work is
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completed, Tenant shall not use, and Tenant shall prevent its contractors, consultants and other representatives from using, the elevators except as necessary to install and test the elevators. Notwithstanding the foregoing, Tenant may use the elevators to transport Tenant's office furniture within each Building; provided Tenant shall take reasonable and customary precautions to protect the elevators, including but not limited to the use of wall and ceiling pads and floor protection. Any damage to the elevators caused by Tenant or Tenant's contractors, agents, and consultants shall be promptly repaired by Tenant at Tenant's sole cost.

         5.    Entire Agreement. This Amendment represents the entire
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understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

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         6.   Continuing Obligations. Except as expressly set forth to the
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contrary in this Amendment, the Lease, including but not limited to the Work
Letter, remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

"Landlord"

GAL-BRISBANE, L.P.,
a California limited partnership

By: Brisbane Tech LLC,
    a Delaware limited liability company,
    its General Partner

    By: Stuhlmuller Real Estate, LLC,
        a Delaware limited liability company

        By: /s/ ROGER C. STUHLMULLER
            --------------------------------
            Roger C. Stuhlmuller
            Manager

"Tenant"

SNOWBALL.COM, INC.,
a Delaware corporation

By: /s/ JAMES R. TOLONEN
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Name: James R. Tolonen
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Its:  COO/CFO
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By:_________________________________________
Name:_______________________________________
Its:________________________________________

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